EXHIBIT 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in Registration Statement Nos. 333-32012, 333-43203, 333-74595, 333-55538 and 333-42134 of Valence Technology,
Inc. on Forms S-3, S-3/A and Form S-8 of our report dated June 27, 2001, appearing in this Annual Report on Form 10-K of Valence Technology, Inc. (a development stage company) for the year ended March 31, 2001.



/S/ DELOITTE & TOUCHE LLP


DELOITTE & TOUCHE LLP

Las Vegas, Nevada
June 27, 2001